                                                                   EXHIBIT 10.23

                   PROLER INTERNATIONAL CORP.
                 DEFERRED COMPENSATION AGREEMENT
                       FOR STEVE GILLILAND

     Proler International Corp., a Delaware corporation (the "Corporation") and Steve Gilliland ("Gilliland") hereby enter into this Deferred Compensation Agreement (the "Agreement"), for the purpose of providing to Gilliland additional compensation on a deferred basis.

I.   Effective Date.

     The effective date of the Agreement shall be February 6, 1995.

II.  Payment of Deferred Compensation.

     A. If Gilliland is employed by the Corporation continuously from the Effective Date until any of the dates set forth in the table below, he shall receive as deferred compensation, commencing on the first day of the month following the later of (i) his Normal Retirement Date (as defined below) or (ii) the month in which he retires from employment with the Corporation, and on the first day of each succeeding month continuing for 119 months thereafter, the monthly payment set forth below opposite the date which immediately precedes his termination date. For purposes hereof, the Normal Retirement Date means the date on which Gilliland attains age 65, or would have attained age 65 in the event of his earlier death. Vesting Date

  Vesting Date            Monthly Payment          Total Vested Amount
  ------------            ---------------          -------------------
February 1, 2000              $833.33                  $100,000

February 1, 2001            $1,666.67                  $200,000

February 1, 2002            $2,500.00                  $300,000

February 1, 2003            $3,333.33                  $400,000

February 1, 2004            $4,166.67                  $500,000

Notwithstanding any other provision of this Agreement to the contrary, upon the occurrence of any of the following events prior to the Normal Retirement Date and while Gilliland is employed by the Company, Gilliland shall be entitled to receive deferred compensation in accordance with the provisions of this Section II as if he had remained in the employ of the Company continuously until the Normal Retirement Date; provided, however, such deferred compensation shall be payable on the first day of the month following the month in which he actually retires from employment with the Company or the Normal Retirement Date, whichever occurs later, and on the first day of each succeeding month continuing for 120 months after the later of his actual retirement or the Normal Retirement Date:

          (1) the merger or consolidation of the Company with another company or the sale, exchange, transfer or other disposition of all, or substantially all, of the assets of the Company in a transaction in which those persons who are holders of common stock of the Company immediately prior to the consummation of such transaction will not, immediately after the consummation thereof, be in control of the surviving or successor corporation or entity; or

          (2) the acquisition by any individual, corporation, partnership, trust, entity or other person or any group thereof of the beneficial ownership (as such terms are used in Section 13(d) of the Securities Exchange Act of 1934, as amended) of voting securities representing 51% or more of the combined voting power of the Company's then outstanding voting securities; or

          (3) the acquisition by any individual, corporation, partnership, trust, entity or other person or any group thereof of the beneficial ownership (as such terms are used in Section 13(d) of the Securities Exchange Act of 1934, as amended) of voting securities representing 20% or more of the combined voting power of the Company's then outstanding voting securities and the reconstitution of the Board of Directors of the Company such that a majority of the directors are the nominees of such person or group.

     In no event shall the amount of deferred compensation otherwise payable under this Agreement exceed the lesser of (i) 299% of Gilliland's "base amount" (as such term is defined and used in Section 280G of the Internal Revenue Code of 1986 (the "Code")), or (ii) the maximum amount of additional compensation which may be paid to Gilliland (after taking into account all other amounts payable to or for the benefit of Gilliland) without such additional compensation resulting in the denial of any Federal income tax deduction by the Company for such payments under Section 280G or
Section 4999 of the Code. For purposes of clause (ii) of the immediately preceding sentence, the determination of whether
Section 280G or Section 4999 of the Code applies to deferred compensation otherwise payable to Gilliland, and, if so, the maximum amount of deferred compensation which may be paid in accordance with clause (ii) of the immediately preceding sentence, shall be made by the Board of Directors of the Company, which may rely upon the advice of the Company's legal counsel, and such determination shall be conclusively binding upon the Company and Gilliland. If the determination of the Board as provided in the immediately preceding sentence is not accepted by the Internal Revenue Service upon audit of either the Company or Gilliland, the Company shall not be liable to Gilliland for reimbursement of any excise tax or for any other tax, penalty, interest, cost or damages.

     B. If Gilliland dies prior to the Normal Retirement Date while employed by the Corporation, the amounts that would have been paid to Gilliland under Paragraph A hereof, if he had retired on the Normal Retirement Date, shall be paid to the beneficiary or beneficiaries designated by Gilliland or, if no such designation has been made, to the executor or administrator of Gilliland's estate or to his heirs at law if no administration is had on Gilliland's estate, and such payments shall commence on the first day of the month following the month in which Gilliland's death occurs.

     C. If, following retirement, Gilliland does not live to receive all the deferred compensation to which he is entitled pursuant to Paragraph A hereof, the monthly payments which remain unpaid at the date of Gilliland's death shall be paid to the beneficiary or beneficiaries designated by Gilliland or, if no such designation has been made, to the executor or administrator of Gilliland's estate or to his heirs at law if no administration is had on Gilliland's estate.

III. Disability.

     A. If Gilliland's employment with the Corporation is terminated as a result of his Total and Permanent Disability (defined below) prior to the Normal Retirement Date and he remains Totally and Permanently Disabled until the Normal Retirement Date, Gilliland shall be entitled to receive monthly payments, commencing on the Normal Retirement Date in accordance with the provisions of
Section II hereof, as if he had remained in the employ of the Corporation continuously until the Normal Retirement Date and then terminated employment on that date. If Gilliland's employment with the Corporation is terminated as a result of his Total and Permanent Disability, and Gilliland is thereafter determined by the Board of Directors of the Corporation, pursuant to Paragraph III.B below, to be no longer Totally and Permanently Disabled before the Normal Retirement Date, Gilliland's rights under this Agreement shall terminate unless he returns to active employment with the Corporation within thirty (30) days following the date he is determined to be no longer Totally and Permanently Disabled.

     B. For the purposes of this Section, a determination by the Board of Directors of the Corporation in its discretion that Gilliland is Totally and Permanently Disabled or is no longer
Totally and Permanently Disabled shall be conclusive and binding on all parties.

     Total and Permanent Disability means a mental or physical disability which in the opinion of a physician selected by the Corporation will prevent Gilliland from earning a reasonable livelihood with the Corporation, which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months and which:

          1.   Was not contracted, suffered or incurred while
     Gilliland was engaged in, or did not result from his having engaged in, a felonious criminal enterprise;

          2. Did not result from alcoholism or addiction to narcotics or any self-inflicted injury while sane or insane; and

          3.   Did not result from an injury incurred while
     Gilliland was a member of the armed forces of the United
     States and for which Gilliland receives a military pension.

IV.  Severance of Employment.

     If Gilliland's employment with the Corporation is severed or terminated for any reason with or without cause (including resignation by Gilliland or termination by the Corporation) other than due to his Total and Permanent Disability or death as provided herein, no deferred compensation shall be paid under the terms of the Agreement and Gilliland's rights under this Agreement shall terminate.

V.   Forfeiture of Deferred Compensation.

     Payment of deferred compensation to Gilliland under the Agreement may be terminated by the Corporation, if Gilliland during any time that he is receiving payments hereunder, associates himself with or engages in, directly or indirectly, either personally or as an employee, associate, partner, stockholder, manager, agent or otherwise, or by means of any corporate or legal device, any business, which, in the opinion of the Board of Directors of the Corporation, is in competition with the business of the Corporation, or solicits or obtains business from customers or suppliers of the Corporation who were customers or suppliers on the date he retires.

VI.  Right to Discharge.

     Nothing in this Agreement shall be construed to be a contract of employment and the Corporation reserves the absolute right to discharge Gilliland at any time with or without cause.

VII. Assignment.

     Gilliland, his spouse and his heirs shall have no right to commute, sell, transfer, assign or otherwise convey any right to receive any payment under this Agreement. Any such attempted assignment or transfer shall terminate Gilliland's rights under this Agreement and the Corporation shall have no further obligation or liability to him hereunder.

VIII.     Right to Other Benefits.

     Nothing contained in this Agreement shall in any way affect or interfere with the right of Gilliland to share or participate in any other retirement, profit-sharing, bonus or similar plan of the Corporation in which he may be entitled to share or participate as an officer or employee of the Corporation.

IX.  Waiver.

     No term or provision of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any term or provision of this Agreement, except by a written instrument signed by the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein.

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X.   Entire Agreement; Modification; Interpretation.

     This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof, and there are no promises, representations, warranties or commitments with respect to such subject matter except as set forth herein. This Agreement may be amended or modified only by a written instrument executed by the Chief Executive Officer of the Corporation, or by another officer of the Corporation duly authorized by the Board of Directors of the Corporation, and by Gilliland or his legal representative. This Agreement shall be subject to interpretation and construction by the Corporation in its discretion, including supplying any omission, correcting any defect, or resolving any inconsistency.

XI.  Severability.

     If any term or provision of this Agreement is determined to be invalid, illegal or unenforceable by final judgment of any court of competent jurisdiction, such term or provision shall not affect the validity, legality or enforceability of any other term or provision, and the remainder of this Agreement which shall remain in full force and effect.

XII. Governing Law, Taxes and Rights as a Creditor.

     THIS AGREEMENT SHALL BE SUBJECT TO AND CONSTRUED UNDER THE LAWS OF THE STATE OF TEXAS AND, TO THE EXTENT APPLICABLE, THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND ANY OTHER APPLICABLE LAWS OF THE UNITED STATES. The Corporation shall have the right to withhold any tax which Corporation determines is required to be withheld in connection with the payments provided for herein. Gilliland's rights hereunder shall at all times be those of a general creditor of the Corporation.

WITNESS:                           PROLER INTERNATIONAL CORP.


By:  /s/ David A. Juengel          By:  /s/ Herman Proler
   -----------------------------      --------------------------
                                       Herman Proler,
    Name:  David A. Juengel            Chairman of the Board and
         -----------------------       Chief Executive Officer

Date:  March 2, 1995
     ---------------------------   Date:  March 2, 1995
                                        ------------------------
WITNESS:


By:  /s/ David A. Juengel           /s/ Steve Gilliland
   -----------------------------   -----------------------------
                                   Steve Gilliland

    Name:  David A. Juengel
        ------------------------

Date:  March 2, 1995                Date:  March 2, 1995
     ---------------------------        ------------------------

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